UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 19, 2006

CATALYST SEMICONDUCTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21488	77-0083129
(State or other jurisdiction ofincorporation)	(Commission File Number)	(IRS Employer Identification No.)

2975 Stender Way, Santa Clara, California		94054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code   (408) 542-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 6, 2006, Catalyst Semiconductor, Inc. (“Catalyst”), through its wholly owned subsidiary, Catalyst Semiconductor International Inc., and Stars Microelectronics entered into a commercial building lease.  The lease was amended effective October 19, 2006 and the lease assigned to Catalyst Semiconductor (Thailand) Company Limited from Catalyst Semiconductor International.  The five year lease provides for the lease by Catalyst Semiconductor (Thailand) Company Limited of approximately 500 square meters in a building located in Bangpa-in, Thailand and expanding to 2,100 square meters after thirteen months.  The starting date of the lease was amended to November 2006.  Base annual rent is initially set at 250,000 Baht per month or 500 Baht per month per square meter times the actual space leased.

A copy of the amendment to the lease agreement is attached hereto as Exhibit 10.99.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.99.1	Amendment No. 1 dated October 19, 2006 to Lease Agreement by and between Catalyst Semiconductor (Thailand) Company Limited and Stars Microelectronics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 25, 2006

CATALYST SEMICONDUCTOR, INC.

By:	/s/ Gelu Voicu
Gelu Voicu
President and Chief Executive Officer

By:	/s/ Thomas E. Gay III
Thomas E. Gay III
Vice President, Finance and Administration and Chief Financial Officer